Exhibit 10.5

Translation of Factory Lease Agreement

(Agreement # 3310222010A21045)

Landlord (Party A): Zhejiang Special Plastics Technology Co., Ltd.

Tenant (Party B): Taizhou Fuling Plastics Co., Ltd.

According to relevant regulations, Party and Party B agree upon the matters regarding leasing the factory legally owned by Party A to Party B and sign this agreement as below.

I.	Factory Situation

The factory is located at 8 Shengpan Road, Guanweitong Village, Wenqiao Village. The leased construction floor is 5,120 square meters.

II.	Lease period

1.	Total lease period is 3 years, from January 1, 2013 to December 31, 2016.

2.	Upon the expiration of the lease, Party A has the right to collect the factory, and Party B shall return it timely. If Party B needs to continue renting it, it shall send a written request to Party A three months before the end of the lease, and resign a lease after Party A’s approval.

III.	Rent and Way of Payment

1.	The rent is RMB 6 per month per square meter. The annual rent is RMB 368,640 which shall be paid at the end of every year one time.

IV.	Other fees

1.	During the lease period, the fees of water, electricity, gas, telecommunication including phone incurred by using this factory shall be paid by Party B.

V.	Usage Requirement and Repair Responsibility

1.	During the lease period, if Party B discovers any damage or malfunction, it shall timely notify Party A for repair. Party A shall repair it within 3 days after receipt of Party B’s notice. If Party A does not repair it timely, Party B could repair on its behalf and the fee shall be paid by Party A.

2.	During the lease period, Party B shall reasonably use and protect the factory and its fixtures. For any damage or malfunction due to unsuitable or unreasonable usage, Party B shall be responsible for the repair. If Party B refuses to repair, Party A could repair on its behalf and the fee shall be paid by Party B.

3.	During the lease period, Party A shall ensure the factory and its fixtures to be in the normally usable and safe status. If Party A conducts check or maintenance of the factory, it shall notify Party B three days in advance. Party B shall cooperate at the time of the check and maintenance. Party A shall reduce the implication on the usage of the factory by Party B.

4.	If Party B needs to decorate or add fixtures and equipment, it shall get written approval of Party A in advance. If this action needs to be approved by relevant governmental agencies according to relevant regulations, it can only conduct this action after Party A applies and obtains the approval from relevant governmental agency.

VI.	Factory Sublease and Return

1.	During the lease period, if Party B subleases the factory, it shall get written approval of Party A in advance. If it subleases or transfers the factory without authorization, Party A will not return the rent and deposit.

2.	At the end of the lease period, when the factory is returned, it should be in the status that it could be normally used.

VII.	Other Arrangements during the Lease Period

1.	During the lease period, Party A and Party B shall both comply with national laws and regulations, and shall not use the factory to conduct illegal activities.

2.	During the lease period, Party A has the right to monitor and assist Party B to accomplish matters about fire control, security and hygiene.

3.	During the lease period, if this agreement can’t be performed due to force majeure or municipal renewal and relocation, both parties do not bear responsibilities.

4.	During the lease period, Party B can decorate according to its own operating characteristics, but principally it shall not break the original building structure. Party B shall pay for the decoration fee by itself. At the end of lease period, if Party B does not renew the lease, Party A does not pay for any compensation.

5.	When the lease period ends, if Party A continues to lease the factory, Party B has the priority to rent. If Party A does not lease the factory, Party B shall move out timely, otherwise it shall be responsible for all the damages and results occurred.

VIII.	Other Provisions

1.	During the lease period, if Party A breaches this agreement by terminating it in advance, it shall compensate Party B for the damage of three months’ rent. During the lease period, if Party B breaches this agreement by terminating it in advance, it shall compensate Party A for the damage of three months’ rent.

2.	During the lease period, for any loss incurred to Party B’s normal operation by the property ownership issue, Party A shall be responsible for all damages.

3.	After this agreement is signed, if any party’s enterprise name is changed, it could be confirmed by seal and signatures of both parties. The original terms of the agreement keep the same and shall be performed until the end of the agreement.

4.	When the electric power supply bureau charges electricity fee from Party A, it will charge contribution fee based on the planned usage and the actual fee of electricity used. Therefore, Party A will charge Party B in the same way.

IX.	Any matter not mentioned herein shall be agreed by both parties according to the law.

X.	This agreement has four originals. Party A and Party B each have two copies. This agreement is effective after seal and signatures.

Landlord : /s/ Zhejiang Special Plastics Technology Co., Ltd.

January 2, 2013

Tenant: /s/ Taizhou Fuling Plastics Co., Ltd.

January 2, 2013